Exhibit 10.2

Execution Copy

FiscalNote Holdings, Inc.

NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK AWARD

FiscalNote Holdings, Inc. (“Company”) has awarded to you (“Participant”) an award of performance-based restricted stock covering the number of Shares set forth below (the “Award”). The Award is being granted pursuant to the approval of the Board of Directors of the Company and is not granted under, and is not governed by the terms of, the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan (the “Plan”); provided, however, that, except as otherwise provided, capitalized terms used but not defined in this Award Agreement will have the same meanings specified in the Plan. Your “Award Agreement” applicable to the Award consists of (a) this Notice of Performance-Based Stock Award (this “Notice”), and (b) the attached Standard Terms and Conditions for Performance-Based Restricted Stock Awards (the “Terms and Conditions”), including the Performance Vesting Terms.

Name of Participant:	Key Compton
Grant Date:	July 24, 2026
Grant ID:	KC – RSA – 2026-1
Number of Shares:	1,450,000
Country at Grant:	United States
Vesting Commencement Date:	June 22, 2026
Vesting Schedule:	As provided in Exhibit A to this Notice (the “Performance Vesting Terms”)

By accepting (whether electronically or otherwise) the Award, you acknowledge and agree to the following:

1.	The Award is governed by the terms and conditions of this Award Agreement.

2.

You have received a copy of this Award Agreement and the FiscalNote Holdings, Inc. Insider Trading Policy (“Trading Policy”), and represent that you have read these documents and are familiar with their terms.

3.

Vesting of the Award is subject to your Continuous Service as an Employee, Director, or Consultant (except as provided in the Performance Vesting Terms), which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement changes the nature of that relationship.

4.

The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding this Award. You should consult with your own personal tax, legal, and financial advisors regarding this Award before taking any action related to this Award.

5.	If you wish to decline this Award, you should promptly notify the Company at its principal place of business, Attention: Stock Administration, or by electronic mail to benefits@fiscalnote.com. If

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

you decline this Award, the Award will be cancelled and no benefits from the Award nor any compensation or benefits in lieu of the Award will be provided to you.

IN WITNESS WHEREOF, the Company has caused this Notice to be executed by its duly authorized officer.

FISCALNOTE HOLDINGS, INC

/s/ Jon Slabaugh
Name: Jon Slabaugh
Title: Chief Financial Officer

[Participant Signature page follows on the reverse side of this Notice]

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Award and agrees to the terms and conditions of the Award Agreement. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s internal SharePoint website.

PARTICIPANT

/s/ Key Compton
Key Compton

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

Exhibit A

Performance Vesting Terms

1.
Vesting Terms Generally.

(a)
Initially, all 1,450,000 Shares subject to the Award shall be non-transferable and subject to a substantial risk of forfeiture. The Shares subject to the Award are divided into five tranches (each, a “Tranche”). The Shares subject to each Tranche will vest and cease to be subject to a substantial risk of forfeiture only if (i) the applicable performance condition for such Tranche is satisfied during the applicable performance period, and (ii) the applicable service condition is satisfied for such Tranche, subject in all cases to the provisions set forth in this Exhibit A. For purposes of this Award Agreement, Shares subject to the Award that remain subject to a substantial risk of forfeiture are referred to as “Unvested Shares” and Shares subject to the Award with respect to which the substantial risk of forfeiture has lapsed are referred to as “Vested Shares.” The following table sets forth the number of Shares subject to each Tranche and the Stock Price Milestone, performance period, and service requirement applicable to each Tranche:

Tranche	Shares subject to Tranche	Stock Price Milestone	Performance Period	Service Requirement
Tranche 1	80,000	$0.15	5 years	1 year
Tranche 2	120,000	$1.13	5 years	1 year
Tranche 3	250,000	$3.75	5 years	1 year
Tranche 4	500,000	$11.26	5 years	1 year
Tranche 5	500,000	$22.51	10 years	2 years

2.
Performance Condition

(a)
Performance Measurement. For purposes of the performance condition of this Award, the Stock Price Milestone for a Tranche will be satisfied during the applicable performance period, as follows:
i.
If the Company’s Common Stock is publicly traded: the volume weighted average price of a Share of the Company’s Common Stock during regular trading hours as reported by Bloomberg L.P. over any sixty (60) calendar day trading period equals or exceeds the applicable Stock Price Milestone for such Tranche;
ii.
In connection with a Change in Control (as defined in that certain Employment Agreement, by and between the Participant and the Company, dated as of July 22, 2026 (the “Employment Agreement”)), the Change in Control Price (defined below) equals or exceeds any applicable Stock Price Milestone for such Tranche. The “Change in Control Price” means the consideration paid or payable per Share at closing of such Change in Control, including the value of any non-cash consideration (the “Change in Control Price”). If such Change in Control Price equals or exceeds the applicable Stock Price Milestone for such Tranche, the performance condition for such Tranche shall be deemed satisfied as of immediately prior to such Change in Control. The Change in Control Price shall be increased to the extent of the achievement of any earn-out metrics or receipt of other deferred or contingent consideration resulting in an additional payment per Share pursuant to the terms of the definitive agreement providing for such Change in Control; it being understood that upon the closing of a Change in Control the performance period shall

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

be extended and any Unvested Shares subject to this Award shall remain eligible to vest for so long as there remains any unpaid any deferred, contingent or escrowed consideration,
iii.
If at any time during the applicable performance period the Company’s Common Stock ceases to be publicly traded (such date, the “Private Company Date”), then, the Unvested Shares shall remain outstanding and eligible to vest on each Valuation Date (defined below) that occurs during the performance period. The applicable performance condition for a Tranche shall be deemed satisfied on the applicable Valuation Date if the per-Share Fair Market Value (defined below) equals or exceeds the applicable Stock Price Milestone for such Tranche as of such date.

1.
“Valuation Date” means as of each of the following dates: (a) the Private Company Date, (b) each anniversary of the Private Company Date thereafter that occurs during the performance period, (c) the Participant’s date of termination of Continuous Service, (d) the date that is six months following the Participant’s termination of Continuous Service, and (e) as of such additional date or dates as the Compensation Committee of the Board (the “Committee”) may determine in good faith.
2.
Method of Valuation: a nationally recognized independent third-party valuation firm reasonably selected by the Committee and approved by the Participant shall determine the Fair Market Value of a Share at the Company’s expense, using a reasonable application of a reasonable method of valuation with such determinations being performed and completed within six (6) weeks following each Valuation Date. A written valuation report so produced, along with any supporting documentation necessary to review the result, will be provided to the Committee and to the Participant.
3.
“Fair Market Value” for purposes of this Section 2(a), means the price at which a Share of the Company’s Common Stock would change hands in a hypothetical third-party arms’ length sale between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts, determined without applying any discounts for lack of control, minority interest, lack of marketability, lack of liquidity, applicable restrictions on transfer, or similar discounts.

In addition, if at any time during the applicable performance period while the Company's Common Stock is not publicly traded, the Company consummates a bona fide arm’s-length equity financing for cash investment, issuer tender offer or share repurchase of Common Stock, then the per-Share price implied by such transaction (determined on an as-converted, fully diluted basis and without applying any of the discounts described in this Section 2(a)) shall be deemed the per-Share Fair Market Value as of the date of such transaction, such date shall constitute a Valuation Date, and the applicable performance condition for a Tranche shall be deemed satisfied as of such date if such implied per-Share price equals or exceeds the applicable Stock Price Milestone for such Tranche.

In the event the applicable Stock Price Milestone for a Tranche is attained, then the performance condition shall be satisfied as of the last trading day of such sixty (60) calendar day trading period, as of immediately prior to the consummation of such Change in Control, or as of the applicable Valuation Date, as applicable.

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

(b)
Performance Period. Tranches 1 through 4 must satisfy the applicable performance condition no later than the fifth (5th) anniversary of the Grant Date. Tranche 5 must satisfy the applicable performance condition no later than the tenth (10th) anniversary of the Grant Date. The Unvested Shares subject to a Tranche with respect to which the applicable performance condition has not been satisfied as of the last day of the applicable performance period shall immediately be forfeited to the Company, and all rights of Participant to such Unvested Shares will immediately terminate without payment of consideration by the Company.

(c)
Adjustment. In the event of any change in the outstanding Shares or other capital stock of the Company by reason of any stock split, reverse stock split, stock dividend, share combination, recapitalization, reclassification, exchange of shares, spin-off, split-up, or extraordinary dividend or distribution, the Committee shall make such equitable and proportionate adjustments as are necessary or appropriate to prevent dilution or enlargement of Participant’s rights under this Award. Without limiting the foregoing, the Committee may equitably adjust the number of Shares subject to the Award and each Tranche, the applicable Stock Price Milestone for each Tranche, the method of measuring achievement of any performance condition, and any other terms of this Award that the Committee determines in good faith are reasonably necessary to be adjusted to preserve the intended economic benefit of the Award; provided, however, that any such adjustment shall be made in a manner intended to preserve, and not impair, the Participant’s rights and expected economic opportunity under this Award. Any determination by the Committee pursuant to this Section shall be made in good faith.

3.
Service Condition

(a)
For purposes of this Award, the applicable service condition for a Tranche will be satisfied if (i) with respect to Tranches 1, 2, 3 and 4, Participant completes one year of Continuous Service from the Vesting Commencement Date, and (ii) with respect to Tranche 5, Participant completes two years of Continuous Service from the Vesting Commencement Date.

4.
Vesting Date

(a)
Except as otherwise provided in this Exhibit A, the Unvested Shares subject to a Tranche will cease to be subject to a substantial risk of forfeiture and become Vested Shares on the date that both the performance condition and service condition applicable to such Tranche are satisfied. For clarity, the performance condition applicable to a Tranche may be satisfied before the service condition applicable to a Tranche is satisfied (and vice versa), but no Unvested Shares subject to such Tranche will become Vested Shares unless and until both the service condition and the performance condition have been satisfied.

5.
Termination of Service

(a)
Termination for Cause. If Participant’s Continuous Service is terminated by the Company for Cause (as defined in the Employment Agreement), then, as of the date of such termination, all Unvested Shares shall immediately be forfeited to the Company, and all rights of Participant to such Unvested Shares will immediately terminate without payment of consideration by the Company.

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

(b)
Termination Other Than for Cause. If Participant’s Continuous Service terminates for any reason other than due to a termination by the Company for Cause, then (i) Participant will receive six additional months of credited Continuous Service with respect to each Tranche, such that the service condition applicable to each Tranche shall be deemed to be satisfied to the same extent as if Participant had completed six (6) additional months of Continuous Service from the date of such termination; and (ii) the performance condition applicable to each Tranche will be deemed satisfied if and to the extent the applicable Stock Price Milestone for such Tranche is satisfied as of the date of such termination or at any time during the six (6)-month period following the date of such termination and prior to the end of the applicable performance period in accordance with Section 2(a), including in connection with a Change in Control. Following the end of such six (6)-month period, to the extent the service condition and performance condition applicable to a Tranche have not both been satisfied, all Unvested Shares subject to such Tranche shall immediately be forfeited to the Company, and all rights of Participant to such Unvested Shares will immediately terminate without payment of consideration by the Company.

6.
Change in Control

(a)
General Rule. Upon the occurrence of a Change in Control, (i) the service condition for each then-outstanding Tranche shall be deemed satisfied in full as of immediately prior to the consummation of such Change in Control; and (ii) the performance condition applicable to each Tranche will be deemed satisfied if and to the extent the applicable Stock Price Milestone for such Tranche is attained in accordance with Section 2(a). Subject to Section 6(b), to the extent any Unvested Shares do not become Vested Shares in accordance with this Section 6(a) upon the consummation of a Change in Control, then such Unvested Shares shall remain outstanding and eligible to become Vested Shares based solely on the satisfaction of the applicable performance condition during the applicable performance period. Notwithstanding the foregoing, or anything to the contrary herein, the Committee shall at all times have the discretion to accelerate the vesting of all or any portion of the Award.

(b)
Termination without Cause or for Good Reason during Change in Control Period. Notwithstanding anything to the contrary herein, if the Participant’s Continuous Service is terminated by the Company without Cause or by Participant for Good Reason (as defined in the Employment Agreement) during the Change in Control Period (as defined in the Employment Agreement), then (i) the service condition applicable to each Tranche shall be deemed satisfied in full on the date of such termination, and (ii) the performance condition applicable to each Tranche will be deemed satisfied if and to the extent the applicable Stock Price Milestone for such Tranche is satisfied as of the date of such termination or at any time during the six (6)-month period following the date of such termination and prior to the end of the applicable performance period in accordance with Section 2(a), including in connection with a Change in Control. Following the end of such six (6)-month period, to the extent the performance condition applicable to a Tranche have not been satisfied, all Unvested Shares subject to such Tranche shall immediately be forfeited to the Company, and all rights of Participant to such Unvested Shares will immediately terminate without payment of consideration by the Company.

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

FiscalNote Holdings, Inc.

STANDARD TERMS AND CONDITIONS FOR

PERFORMANCE-BASED RESTRICTED STOCK

1.
GRANT OF PERFORMANCE-BASED RESTRICTED STOCK

(a)
The Award is a grant of Shares subject to such restrictions set forth in the Award Agreement. Initially, all of the Shares are non-transferable and subject to a substantial risk of forfeiture and are Shares of Restricted Stock. The Shares of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of the Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Shares of Restricted Stock.

2.
VESTING

(a)
The risk of forfeiture will lapse at such time or times, in such installments or otherwise, with respect to the number of Shares that Participant actually earns based on the level of achievement of the performance goal(s) in accordance with Exhibit A to the Notice. As soon as administratively practical (and within thirty (30) days) following the date on which the risk of forfeiture lapses (the “Vesting Date”), and subject to the Participant remaining in Continuous Service through the Vesting Date (except as otherwise set forth in the Award Agreement), Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the Participant, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items (defined below).

3.
DIVIDEND AND VOTING RIGHTS

(a)
The Participant, during the duration of this Award Agreement, shall be considered the record owner of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Participant shall be entitled to receive all dividends and any other payment-in-kind or any equivalent with regard to any cash or other dividends that are declared and paid on Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

4.
LIMITED TRANSFERABILITY OF RESTRICTED SHARES

(a)
Except as provided in this Agreement, during the period that the Shares subject to the Award are Unvested Shares, such Unvested Shares and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order, and any permitted transferee shall be bound by all of the terms and conditions of this Award Agreement. In accordance with procedures established by the Committee, the Participant may make gratuitous transfers of the Unvested Shares to trusts or other entities for estate planning purpose where Family Members (defined below) have more than fifty percent of the beneficial or

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

voting interests of such trusts or entities. “Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee). The terms of this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5.
TERMINATION

Unless otherwise set forth in Exhibit A to the Notice, the following default provisions shall apply. The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Award (including whether Participant may still be considered to be providing services while on a leave of absence).

(a)
Cause. In the event that Participant’s Continuous Service is terminated for Cause (as defined in the Employment Agreement), as of the date of such termination the Award shall cease to vest and any outstanding Unvested Shares shall immediately be forfeited to the Company, and all rights of Participant to such Unvested Shares will immediately terminate without payment of consideration by the Company.

(b)
Other. Except as otherwise set forth in Exhibit A to the Notice, in the event that Participant’s Continuous Service terminates for any reason other than for Cause, as of the date of such termination all Unvested Shares shall cease to vest and shall immediately be forfeited to the Company and all rights of Participant to such Unvested Shares will immediately terminate without payment of consideration by the Company.

6.
TAXES

(a)
Responsibility for Taxes. By accepting this Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate that employs Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to this Award and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting, or settlement of the Award, the subsequent sale of Shares, and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of this Award that cannot be satisfied by the means described in this Section.

(b)
Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. The Company shall be authorized to withhold from this Award the amount

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

of withholding taxes due in respect of this Award and to take such other action as may be necessary to satisfy statutory withholding obligations for the payment of such Tax-Related Items. Participant is solely responsible and liable for the satisfaction of all Tax-Related Items that may arise in connection with this Award, and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents, shall have any duty or obligation to mitigate, minimize, indemnify, or to otherwise hold Participant harmless from any or all of such tax consequences. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld. If the withholding obligation is satisfied by withholding Shares issued or otherwise issuable to Participant in connection with the Award, such Shares shall have a Fair Market Value equal to the amount of such Tax-Related Items. No fractional Shares will be withheld pursuant to the Tax-Related Items thereunder.

(c)
Section 83(b) Election. The Participant shall consult with the Participant’s tax advisor to determine whether it would be appropriate for the Participant to make an election under Section 83(b) of the Code with respect to the Award. Any such election must be filed with the Internal Revenue Service within 30 days of the Grant Date.

7.
GOVERNING LAW AND VENUE

(a)
This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the courts of Delaware, or the federal courts for the United States for Delaware, and no other courts, where this grant is made and/or to be performed.

8.
ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS

(a)
This Award Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No modification of, or amendment to, this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

9.
SEVERABILITY

(a)
If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Award Agreement, (ii) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of this Award Agreement shall be enforceable in accordance with its terms.

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

10.
CONSENT TO ELECTRONIC DELIVERY AND PARTICIPATION

(a)
By accepting this Award, the Participant agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, account statements, prospectuses, and all other documents, communications, or information related to the Award. Electronic delivery may include the delivery of a link to the Company’s internal SharePoint website or the internet site of a third party involved in administering this Award, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

11.
LANGUAGE

(a)
Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement. If Participant has received this Award Agreement, or any other document related to the Award translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.
IMPOSITION OF OTHER REQUIREMENTS

(a)
The Company reserves the right to impose other requirements on this Award to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing; provided, that any such requirements shall not diminish the Participant's rights or increase the Participant's obligations under this Award Agreement without the Participant’s prior written consent.

13.
INSIDER TRADING/MARKET ABUSE LAWS

(a)
Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Trading Policy. Neither the Company nor any of its Subsidiaries or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

14.
NO EMPLOYMENT RIGHT

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2

(a)
Nothing in this Award Agreement or any other instrument executed in connection herewith shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.

DOCPROPERTY "CUS_DocIDChunk0" 120406059.2